                                                                       EXHIBIT 5

                         OPINION OF WINICK & RICH, P.C.


                                                 July 27, 2000

Finantra Capital, Inc.
150 South Pine Island Road
Suite 500
Plantation, Florida 33324

                         Re:  Registration Statement on Form S-3

Gentlemen:

         As counsel for Finantra Capital, Inc., a Delaware corporation (the "Company"), we have been requested to furnish our opinion as to the matters hereinafter set forth relating to the proposed offering by certain stockholders of the Company, pursuant to a Registration Statement on Form S-3, as subsequently amended (collectively, the "Registration Statement"), of an aggregate of up to 2,216,234 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock").

         In connection therewith, we have examined, among other things, the Certificate of Incorporation, as amended, and By-Laws of the Company. We also have examined such other agreements, documents, certificates and instruments, and made such further investigations as we have deemed necessary as a basis for the opinions set further below. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, signatures and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies.

         Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

         2. The Shares of Common Stock to be sold by selling stockholders of the Company pursuant to the Registration Statement have been duly authorized and validly issued, and constitute fully paid and non-assessable shares of Common Stock of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us contained therein under the heading "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Very truly yours,


                                                 /s/ WINICK & RICH, P.C.